UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2013 (December 17, 2013)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2013, The Progressive Corporation (the “Company”) repurchased 4,000,000 Common Shares, $1.00 par value, of the Company (“Common Shares”) from the "Peter B. Lewis Trust under Agreement dated December 21, 1994, as modified," at a price of $25.50 per Common Share, or $102 million in the aggregate.  This transaction settled on December 20, 2013. Mr. Lewis was the Company’s non-executive Chairman of the Board until his death in November of this year.  The repurchase was within, and conducted pursuant to, the existing repurchase authorization approved by the Board of Directors in June 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013
THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
                            Name: Jeffrey W. Basch
Title:     Vice President and
Chief Accounting Officer

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